Thomson, Horstmann & Bryant, Inc.

                                 Code of Ethics









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I. INTRODUCTION

Thomson Horstmann & Bryant, Inc. ("we" or "the firm") has adopted this Code of Ethics ("Code") in accordance with Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 of the Investment Company Act of 1940 (the "Company Act"). The firm developed this Code to promote the highest levels of ethical conduct among its officers, directors and employees ("Employees" or "you"). Among the purposes of the Code are to: (1) educate Employees regarding the firm's expectations and the laws governing Employee conduct; (2) remind Employees that they are in a position of trust and must act with complete propriety at all times; (3) protect the reputation of the firm;
(4) guard against violation of the securities laws; (5) protect our clients by deterring misconduct; and (6) establish procedures for Employees to follow so that we can assess whether Employees are complying with the firm's ethical principles.

II. GENERAL PRINCIPLES

We have a fiduciary relationship with our clients. Accordingly, the firm owes its clients the utmost duty of loyalty, good faith and fair dealing. You are obligated to uphold these important duties. We embrace the following general principles with respect to your conduct when acting on the firm's behalf or in any capacity that affects the interests of the firm's clients:

1.       The duty at all times to place the interests of our clients first;

2. The requirement that you conduct personal securities transactions consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility;

3. The fundamental standard that you should not take inappropriate advantage of your position of trust and responsibility;

4. The fiduciary principle that information concerning the security holdings and financial circumstances of clients is confidential;

5. The principle that the firm and Employees will exercise independent, unbiased judgment in the investment decision- making process; and

6. The importance of acting with honesty, integrity and professionalism in all aspects of our business.

These general principles govern all conduct, whether or not the conduct also is covered by more specific provisions below. We expect all of our Employees to abide by this Code both in word and in spirit. Failure to comply with this Code is a serious matter that may result in disciplinary action, up to and including termination of employment. If you have any questions or need clarification regarding what the Code does and does not permit, please do not hesitate to contact the firm's Chief Compliance Officer ("CCO") or the firm's Chief Executive Officer ("CEO").

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III. SCOPE OF THE CODE

The Code addresses the personal trading and other securities-related conduct of Employees and is an integral aspect of our compliance program. The firm has developed other compliance policies and procedures, some of which may be applicable to you. The CCO will notify you regarding the other compliance policies and procedures to which you must adhere.

A. PERSONS COVERED BY THE CODE

This Code applies to all Employees each of whom is an "Access Person" for purposes of the Code. Certain provisions of this Code also apply to "Family Members". "Family Members" are your spouse, domestic partner, minor children, and relatives by blood or marriage living in your household. The CCO may designate additional persons as Access Persons subject to the Code from time to time as appropriate (e.g., independent contractors, consultants, natural persons in a control relationship to the firm that are "Access Persons" as defined in Rule 17j-1). The CCO will inform such persons of their responsibilities under our Code.

B. SECURITIES COVERED BY THE CODE

The term "Reportable Security" as used in this Code means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Advisers Act or Company Act. The term is very broad and includes investments such as: (1) options on securities, indexes and currencies; (2) unit trusts and foreign mutual funds; (3) Exchange Traded Funds ("ETFs") and (4) private investment funds, hedge funds, and investment clubs.

The term "Reportable Security" does NOT include: (1) direct obligations of the U.S. government; (2) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end mutual funds registered under the Company Act other than Reportable Funds (as defined herein); and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds registered under the Company Act, none of which are Reportable Funds.

The Code governs any "Reportable Security" in which you, as an Access Person, have any direct or indirect Beneficial Ownership. "Beneficial Ownership" is interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934. The term "Reportable Fund" includes any fund (investment company registered under the Company Act) which the firm or any or its affiliates serves as an investment adviser, subadviser or principal underwriter.

The term " IPO" or "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

The term "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

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IV. STANDARDS OF BUSINESS CONDUCT

You are required to comply with certain standards of business conduct in accordance with the firm's fiduciary obligations to clients.

A. COMPLIANCE WITH LAWS AND REGULATIONS

You must comply with all applicable federal securities laws. You are not permitted, in connection with the purchase or sale (directly or indirectly) of a security held or to be acquired by a client:

1.       To employ any device, scheme or artifice to defraud a client;

2. To make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they were made, not misleading;

3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit on a client;

4.       To engage in any manipulative practice with respect to a client;

5. To engage in any manipulative practice with respect to securities, including price manipulation; or

6. To make any statement or to circulate and disseminate any information concerning any security which you know or have reasonable grounds for believing is false or misleading or would improperly influence the market price of such security.

B. CONFLICTS OF INTEREST


As a fiduciary, we have an affirmative duty of loyalty, honesty and good faith to act in the best interests of our clients. There are many types of potential conflicts of interest. For example, a conflict of interest occurs when the personal interest of an Employee interferes (or could potentially interfere) with the Employee's responsibilities to the firm and its clients. We strive to identify and avoid conflicts of interest with clients and to fully disclose all material facts concerning any conflict that does arise with respect to any client. You should strive to avoid conflicts of interest and any situation that may have the appearance of a conflict or impropriety.

1. CONFLICTS AMONG CLIENT INTERESTS

You are prohibited from inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

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2. COMPETING WITH CLIENT TRADES

You are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically below.

3. DISCLOSURE OF PERSONAL INTEREST

Investment Personnel are prohibited from recommending, implementing, or considering any securities transaction for a client without having disclosed any material Beneficial Ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the CCO and CEO. If the CCO and CEO deem the disclosed interest to present a material conflict, he/she will approve and sign off on any decision-making process regarding the securities of that issuer. This provision applies in addition to our quarterly and annual personal securities reporting requirements.

4. REFERRALS/BROKERAGE

You are required to act in the best interests of firm clients regarding execution and other costs paid by them for brokerage services. You must strictly adhere to our policies and procedures regarding brokerage (including best execution, soft dollars and directed brokerage).

5. VENDORS AND SUPPLIERS

You must disclose to the CCO any personal investments or other interests in vendors or suppliers with respect to which you negotiate or make decisions on behalf of the firm. If you have such an interest, the CCO in his/her sole discretion may prohibit you from negotiating or making decisions regarding our business with those companies.

6. NO TRANSACTIONS WITH CLIENTS.

You are not permitted to knowingly sell to, or purchase from, a client any security or other property, except that you may purchase securities issued by a client that are publicly traded, subject to the personal trading procedures described below in Section D.

C. INSIDER TRADING

You are prohibited from any trading, either personally or on behalf of others, while in possession of material nonpublic information. You are prohibited from communicating material nonpublic information to others in violation of the law. Additionally, all Employees who come into contact with material nonpublic information are subject to the firm's prohibitions on insider trading and any potential sanctions. Penalties for violating the firm's insider trading policies and procedures may include civil injunctions, permanent bars from employment in the securities industry, civil penalties, criminal fines, and jail sentences.

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D. PERSONAL SECURITIES TRANSACTIONS

You and your Family Members are required to strictly abide by the firm's policies and procedures regarding personal securities transactions.

1. PRECLEARANCE REQUIREMENT

You must obtain prior approval (See Exhibit D -- Trade Request Form) from the CCO, the CCO's designate, or through the automated personal trading system before purchasing, selling or transferring any Reportable Security, in which the firm has beneficial ownership on behalf of its advisory clients of greater than 8%. The CCO may approve transactions which appear reasonable.

2. LIMITED OR PRIVATE OFFERINGS - PRECLEARANCE

You must obtain the CCO's approval before you acquire securities in a limited offering (e.g., private placement, secondary offering). The CCO shall consider, among other factors in approving such an investment, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to you by virtue of your position with the firm. (See Exhibit D Supplement -- Limited or Private Offering Request Form).

3. INITIAL PUBLIC OFFERINGS -- PROHIBITION

Employees and their Family Members may not purchase securities in IPOs.

4. PRICE ADVANTAGE -- PROHIBITION AND DISGORGEMENT

You are prohibited from executing a securities transaction at a better price than an advisory client receives on a day in which any client has executed a transaction in the same (or a related) security. The firm generally requires that any price advantage realized on a transaction on the same day the firm has executed a transaction in the same (or a related) security on behalf of an advisory client be disgorged.

5. SHORT-TERM TRADING

You are restricted from short-term trading in United States dollar denominated domestic equity securities with market capitalizations under $1.5 billion at the time of purchase including, short sales, options, and derivative transactions. This market capitalization ceiling may be reset annually by the CCO and CEO in order to reflect the market capitalization range of the Russell 2000 Index. For purposes of this Code, "short-term trading" is defined as selling a security within 30 days of initial purchase. The firm generally requires that profits realized on prohibited short-term trades be disgorged.

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E. GIFTS AND ENTERTAINMENT

You may not accept inappropriate gifts, favors, business entertainment, special accommodations or other things of value that could influence your decision-making or suggest that you are beholden to any particular person or firm, including clients. Similarly, you may not offer gifts, favors, business entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to you or the firm. These policies also apply to your Family Members.

1 . GIFTS

You may not give or receive any gift, service or other thing of more than $200 from any person, broker, or entity that does business with or on behalf of the firm. We do not consider reasonable business entertainment a gift.

2 . CASH

You may not give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the firm.

3 . BUSINESS ENTERTAINMENT

You may not provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the firm. You may provide or accept a business entertainment event of reasonable value, such as dinner or a sporting event where the purpose of the event is to conduct business. You should seek CCO prior approval when you are unsure about the value of proposed entertainment.

4 . PRECLEARANCE

You must pre-clear all gifts and any entertainment or other expenses involving any government, municipal or similar authority with the CCO. The CCO will maintain a log of all gifts and entertainment that have been submitted for preclearance.

5 . REFERRALS

You are prohibited from making referrals to clients (e.g., of accountants, attorneys, or the like) if you expect to benefit in any way.

6 . REPORTING You must report all gifts on the quarterly transaction report (See Exhibit G -- Securities Transaction Report).

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D. POLITICAL AND CHARITABLE CONTRIBUTIONS

You and your Family Members may not make political contributions for the purpose of obtaining or retaining advisory contracts with government entities. You also may not consider any of the firm's current or anticipated business relationships as a factor in soliciting or making political or charitable donations. You must receive prior written approval from compliance for any political contribution to any existing or prospective clients.

E. CONFIDENTIALITY

Information concerning the identity of security holdings and financial circumstances of clients is confidential.

1. FIRM DUTIES

The firm must keep all information about any client (including any former client) in strict confidence, including the client's identity, the client's financial circumstances, the client's security holdings and advice furnished to the client by the firm, except in connection with providing services to the client.

2. EMPLOYEE DUTIES

You are prohibited from disclosing to persons outside the firm any material nonpublic information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions or information regarding the firm's trading strategies, except in connection with providing services to the client.

F. SERVICE ON A BOARD OF DIRECTORS

Given the high potential for conflicts of interest and insider trading issues, you are generally prohibited from serving on the board of directors of a publicly traded company.

G. OTHER OUTSIDE ACTIVITIES

You must disclose to the CCO any personal interests that may present a conflict of interest or harm the reputation of the firm.

H. MARKETING AND PROMOTIONAL ACTIVITIES

Any oral or written statement you make, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way.

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V. COMPLIANCE PROCEDURES

A. PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING

 1. PRECLEARANCE PROCEDURES


You and your Family Members may not engage in a transaction in a security in which the firm has beneficial ownership on behalf of its advisory clients of greater than 8 % unless you obtain, in advance of the transaction, preclearance from the CCO. You must also obtain the CCO's approval before you acquire securities in a limited offering (e.g., private placement, secondary offering). Preclearance is valid only on the day it is granted.

      2. REPORTING REQUIREMENTS All personnel covered by the Code are required to submit the following reports which the CCO must review:

a. HOLDINGS REPORTS. You are required to submit, electronically or by hard copy, to the CCO a holdings report that includes: (1) information regarding all holdings in Reportable Securities in which you or your Family Members have a direct or indirect Beneficial Ownership; and (2) the name of any broker or bank (bank, broker or other entity) with which you or your Family Members maintain Beneficial Ownership in any security or the ability to transact in any Reportable Security. New Employees should submit these reports within 10 days of employment with the firm and thereafter on an annual basis. Information contained in such reports should be current as of a date not more than 45 days before the Employee became an Access Person or prior to the date the report is submitted as the annual report. See Appendix E - Initial Holdings Report and Appendix F -- Annual Holdings Report or through the automated personal trading system.

b. QUARTERLY TRANSACTION REPORTS. You are required to submit, electronically or by hard copy, to the CCO quarterly transaction reports that cover all transactions in Reportable Securities in which you or your Family Members have a direct or indirect Beneficial Ownership no later than 30 days after the end of each calendar quarter. See Appendix G - Securities Transaction Report or through the automated personal trading system.

 You do not need to submit a quarterly transaction report:

                  i. With respect to transactions effected pursuant to an automatic investment plan (including a dividend reinvestment plan) or systematic withdrawal; and

                  ii. That would duplicate information contained in broker trade confirmations or account statements that the firm holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.


c. QUARTERLY ACCOUNT ESTABLISHMENT REPORTS. You must disclose to the CCO any account opened with any bank, broker or other entity during the quarter in which you or a Family Member maintain Beneficial Ownership in any security or the ability to transact in any Reportable Security (Appendix H -- Quarterly Account Establishment Report) or through the automated personal trading system.

d. CONFIDENTIALITY OF REPORTS. We keep confidential all transactions, holdings and other reports made by you under the Code, except to the extent necessary to implement and enforce the provisions of the Code, as

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 required by the Company Act or Advisers Act, or to comply with requests for information from government authorities.

e. EXCEPTION TO REPORTS. You do not need to submit a report with respect to securities held in accounts over which you and/or your Family Members have Beneficial Ownership but have no direct or indirect influence or control, provided that to rely upon this exception you are required to disclose such account to the CCO and certify in writing to the firm that you and/or your Family Members have no direct or indirect influence or control over such account.

 3. DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS


You and your Family Members must direct your brokers to provide to the CCO, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. These brokerage confirmations and account statements may be used in lieu of submitting quarterly transaction reports, provided that all of the required information is contained in the confirmations and statements.

4. MONITORING OF PERSONAL SECURITIES TRANSACTIONS

The CCO is responsible for periodically reviewing personal securities transactions and holdings reports. The CEO is responsible for reviewing and monitoring the personal securities transactions of the CCO and for taking on the responsibilities of the CCO in the CCO's absence. The CCO and CEO will determine if the personal securities trading of any employee is excessive and will reserve the right to place limits on an employee's personal securities transactions.

B. CERTIFICATION OF COMPLIANCE

 1. INITIAL CERTIFICATION


You are required to provide written certification that you have: (a) received a copy of the Code; (b) read and understood all provisions of the Code; and (c) agreed to comply with the terms of the Code. See Exhibit A -- Certificate of Initial Receipt of Code of Ethics.

2. ACKNOWLEDGEMENT OF AMENDMENTS

We will provide you with any amendments to the Code and you must submit a written acknowledgement that you have received, read and understood the amendments to the Code. See Exhibit B -- Certificate of Receipt of Amended Code of Ethics.

The board of any Reportable Fund to which the firm serves as investment adviser, including a majority of directors who are not interested persons, must approve this Code and any material change to this Code no later than six months after the adoption of a material change.

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3. ANNUAL CERTIFICATION

You are required to certify on an annual basis that that you have read, understood and complied with the Code. See Exhibit C -- Certificate of Annual Receipt of Code of Ethics.

VI. RECORDKEEPING

The firm maintains the following records related to the Code in a readily accessible place at its principal place of business:

1. A copy of each Code that has been in effect at any time during the past five years;

2. A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3. A record of written acknowledgments for each person who is currently, or within the past five years was, an Access Person;

4. Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports for at least five years after the end of the fiscal year in which the report is made or the information is provided;

5. A list of persons who are currently, or within the past five years were, Access Persons;

6. A list of persons who are currently, or within the past five years were, the Chief Compliance Officer;

7. A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in a limited offering for at least five years after the end of the fiscal year in which the approval is granted;

8. A record of any decision and supporting reasons for granting any Employee a waiver from or exception to the Code; and

9. A copy of each annual report made to the board of a Reportable Fund pursuant to this Code for at least five years after the end of the fiscal year in which its is made.

VII. FORM ADV DISCLOSURE


The CCO shall be responsible for providing an updated copy of the Code to any client or prospective client upon request.
The CCO shall also ensure that the Firm's Form ADV includes an updated description of the Code.

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VIII. ADMINISTRATION AND ENFORCEMENT OF THE CODE

A. TRAINING AND EDUCATION

A copy of the Code and any amendments will be provided to each Employee. The CCO shall be responsible for training and educating Employees regarding the Code. Such training shall be mandatory for all Employees and shall generally occur on an annual basis and as determined necessary by the CCO.

B. ANNUAL REVIEW

The CCO shall review the adequacy of the Code and the effectiveness of its implementation as the CCO deems appropriate and at least annually.

C. REPORT TO SENIOR MANAGEMENT

The CCO shall make an annual report to senior management and to the firm's Board of Directors regarding his/her annual review of the Code. Such report shall include a full discussion of any material violations of the Code.

D. REPORT TO REGISTERED FUNDS

At least annually, the CCO, on behalf of the firm, will furnish to the board of any Reportable Fund to which the firm acts as adviser or subadviser, a written report that:

           (i) Describes any issues arising under the Code or these procedures since the last report to the board, including, but not limited to, information about material violations of the Code or these procedures and sanctions imposed in response to the material violations; and

           (ii) Certifies that the firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

E. REPORTING VIOLATIONS

You are required to report actual or suspected violations of the firm's Code promptly to the CCO, or in the case of a violation by the CCO, to senior management.

1. CONFIDENTIALITY

We will treat any report satisfying these requirements confidentially and will investigate it as promptly as required under the particular circumstances.

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2. TYPES OF REPORTING

You are obligated to report any: (a) noncompliance with applicable laws, rules, and regulations; (b) fraud or illegal acts involving any aspect of the firm's business; (c) material misstatements in regulatory filings, internal books and records, clients records or reports; (d) activity that is harmful to clients; and (e) material deviations from required controls and procedures that safeguard clients and the firm.

3. GUIDANCE

We encourage you to seek guidance from the CCO or other senior management with respect to any action or transaction that may violate the Code and to refrain from any action or transaction that might lead to the appearance of a violation.

E. SANCTIONS

A violation of the Code may result in any disciplinary action that the CCO or senior management deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities when appropriate.

F. FURTHER INFORMATION REGARDING THE CODE

You should contact the CCO to obtain any additional information about compliance and ethics issues.

G. EXCEPTIONS

The CCO and CEO are empowered to make reasonable exceptions to the requirements and prohibitions contained in this Code, provided that certain reporting and preclearance requirements cannot be waived. If any trade subject to a prohibition in this Code is approved, the CCO will document the reason that an exception to the Code was made and report periodically to senior management and the firm's Board of Directors.

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                                   Exhibit A

               Certification of Initial Receipt of Code of Ethics

------------------
Name (PLEASE PRINT)

This is to certify that I: (1) received a copy of the Code of Ethics ("Code") of THOMSON HOSTMANN & BRYANT, INC. ("THB") on (insert date received); (2) have read and understood all the provisions of the Code; and (3) agree to comply with the terms of the Code. I agree to promptly report to the Chief Compliance Officer of THB any violation or apparent violation of the Code of which I become aware. I understand that any violation of Code may be grounds for disciplinary action or dismissal and may also be a violation of the federal and/or state securities laws.

---------------------
Signature

---------------------
Date

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                                   Exhibit B


---------------------
Name (PLEASE PRINT)

This is to certify that I: (1) received a copy of the amended Code of Ethics
("Code") of THB on   (INSERT DATE RECEIVED); (2) have read and understood all
the provisions of the Code, as amended; and (3) agree to comply with the terms of the Code, as amended. I agree to promptly report to the Chief Compliance Officer of THB any violation or apparent violation of the Code, as amended, of which I become aware. I understand that any violation of Code, as amended, may be grounds for disciplinary action or dismissal and may also be a violation of the federal and/or state securities laws.

--------------------
Signature

--------------------
Date

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                                   Exhibit C

-------------------
Name (PLEASE PRINT)

This is to certify that I: (1) received a copy of the Code of Ethics ("Code") of THB on ; (2) have read and understood all the provisions of the Code; and
(3) have complied with the Code during the course of my association with THB. I agree to promptly report to the Chief Compliance Officer of THB any violation or apparent violation of the Code of which I become aware. I understand that any violation of Code may be grounds for disciplinary action or dismissal and may also be a violation of the federal and/or state securities laws.


----------------------
Signature

----------------------
Date

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                                   Exhibit D

-------------------
Name (PLEASE PRINT)

I hereby request permission to [BUY, SELL, TRANSFER] (PLEASE CIRCLE) the security specified below for my own account or other account in which I have a Beneficial Ownership (direct or indirect) or legal title.

Account Number:                                       Broker:
Name of Security:                                     Ticker Symbol:


Number of Shares, Units or Contracts, or Face Amounts of Bonds:

I have read the current Code of Ethics ("Code") of THOMSON HORSTMANN & BRYANT, INC. ("THB") and believe that the above transaction meets the requirements of the Code. To the best of my knowledge:

(1)The security listed above is not specifically prohibited by the Code.

(2)The requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any THB advisory client.

Please also check as applicable:

is investment is being purchased or sold in a private placement and is accompanied by the attached Appendix D Supplement "Limited or Private Offering Request Form."

e proposed prchase of the above listed security, together wth my current holdings, wll result in my having a Beneficial Ownership in more than 5% of the outstanding voting securities of the company. After the purchase I will have a Beneficial Ownership in % of the company's securities.

I shall direct my broker to provide a copy of a confirmation of the requested transaction to the Chief Compliance Officer, within 10 days of the transaction.

------------------                                     ---------------
Employee Signature                                     Date Submitted:

Compliance Review
Reviewed By: Approved          Denied


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                              Exhibit D Supplement

                    Limited or Private Offering Request Form

The following supplement should be completed and delivered to the THB CCO for approval prior to any investment in a limited or private offering in accordance with the THB Code.

Name of proposed investment: _____________  Date of Investment: ________________
Amount to be invested:                      No. of shares ________% of ownership
________________%

Equity or Debt:_____________  Maturity Date:___________  Further planned investment:____________________


Nature of the investment? ______________________________________________________


Was the investment offered to you as a result of your employment? ____________________________________________________________________

Do you hold a position as officer of the offering company or do you have other duties in connection with the investment? ______________________________________

Do you, or will you, provide investment advice to the company or any affiliate of the company? If yes, please describe: _______________________________________

Are you informed or consulted about investments of the company? If yes, please describe: ______________________________________________________________________

How frequently will you receive statements/communications regarding the investment? ____________________________________________________________________

Is the company privately/publicly held? ________________________________________

If privately held, are you aware of any plan to bring the company public?
 Have you informed the company of "restricted person" status in the event of an IPO of securities? Describe any connections between the company and THB

________________________________________________________________________________

To your knowledge, are there any THB advisory clients for whom this is an appropriate investment?
________________________________________________________________________________

Describe any client connections to this investment: ____________________________

Are you aware of any conflicts of interest between your duties at THB and this investment? ____________________________________________________________________

I hereby certify that to the best of my knowledge, the information provided above is true and correct. I will promptly notify the THB CCO in the event of any material changes to the information provided (PLEASE ATTACH ANY RELEVANT DOCUMENTS THAT DESCRIBE THE INVESTMENT).

__________________
Employee Signature

__________________
Date

C>
                                          Exhibit E

                                          Initial Holdings Report

I, (INSERT NAME) , hereby certify that as of the date below , I held the following positions in the following "Reportable Securities" as defined in
Section III.B. of the Code of Ethics (Code) of THOMSON HORSTMANN & BRYANT ("THB") and as required to be reported under the THB Code, Rule 204A-1 of the Investment Advisers Act of 1940, and Rule 17j-1 under the Investment Company Act of 1940.

Title of Security and          Type of Security          Number of Shares          Name of Broker or
Ticker Symbol/CUSIP                                               and                    Bank
                                                           Principal Amount

This report excludes any Covered Securities held in accounts over which the undersigned Access Person has no direct or indirect influence or control.

Name of any broker, bank or other custodian where I maintain an account in which any securities may be traded for my or my Family Members' direct or indirect benefit:

1.

2.

3.

I certify that this Initial Holdings Report Form is complete and accurate, and I understand that as an Access Person of THB, that this Initial Holdings Report Form should be completed and submitted to THB's Chief Compliance Officer within 10 days of my employment with THB and on an annual basis, thereafter.

____________________________
Signature

____________________________
Date

THE INFORMATION REPORTED MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO ONE BECOMING AN ACCESS PERSON.

                                   Exhibit F

                             Annual Holdings Report

I , (INSERT NAME) , hereby certify that as of , , I held the following positions in the following "Reportable Securities" as defined in Section III.B. of the Code of Ethics ("Code") of THOMSON HORSTMANN & BRYANT, INC. ("THB") and as required to be reported under the THB Code, Rule 204A-1 of the Investment Advisers Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940.

Title of Security and          Type of Security          Number of Shares          Name of Broker or
Ticker Symbol/CUSIP                                               and                    Bank
                                                           Principal Amount

This report excludes any Covered Securities held in accounts over which the undersigned Access Person has no direct or indirect influence or control.

Name of any broker, bank or other custodian where I maintain an account in which any securities may be traded for my or my Family Members' direct or indirect benefit:

Broker/Bank

1.

2.

3.

I certify that this Annual Holdings Report Form is complete and accurate, and I understand that as an Access Person of THOMSON HOSRTMANN & BRYANT, INC., that this Annual Holdings Report Form should be completed and submitted to THB's Chief Compliance Officer on annual basis.

_______________________
Signature

_______________________
Date

THE INFORMATION REPORTED MUST BE CURRENT AS OF A DATE NO MORE THAN 45 DAYS PRIOR TO THE DATE THIS REPORT IS SUBMITTED.

Exhibit G

Securities Transaction Report

I,  ., hereby certify that for calendar quarter ended
 , the following transactions were effected in "Reportable
Securities" as defined in Part III.B. of the Code of Ethics ("Code") of THOMSON HORSTMANN & BRYANT INC ("THB") and as required to be reported under the THB Code, Rule 204A-1 of the Investment Advisers Act of 1940, and Rule 17j-1 of the Investment Company Act of 1940.

Date of      Title of             Interest          Number of           Nature of            Price             Broker or
Transaction  Security             Rate              Shares              Transaction          at which          Bank
             Ticker/CUSIP         Maturity          (Principal          (Buy/Sell)           effected          Through
                                  Date              Amt)                                                       Which
                                                                                                               Effected

See Attached



This report excludes any transaction: (1) involving Covered Securities held in accounts over which the undersigned Access Person has no direct or indirect influence or control (neither prior to, or as a result of, the transaction);
(2) effected pursuant to an automatic investment plan (including dividend reinvestment plans); and (3) that would duplicate information contained in broker trade confirmations or account statements that THB holds in its records, so long as the Chief Compliance Officer receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

Quarterly Gift Log:

Gift/          Date                   Approximate          Retained?          Prior             Comments
               Received               Value                                   approval
                                                                              sought?

I certify that this report is complete and accurate, and I understand that as an Access Person of THB, I must complete this report and submit it to the THB Chief Compliance Officer on a quarterly basis.

------------------------------
Signature

------------------------------
Date

THE INFORMATION REPORTED MUST BE REPORTED WITHIN 30 DAYS AFTER THE END OF THE CALENDAR QUARTER.

                                   Exhibit H

                     Quarterly Account Establishment Report

I, (INSERT NAME), hereby certify that for the calendar quarter ended , that the following accounts were established for "Reportable Securities" as defined in Section III.B. of the Code of Ethics ("Code") of THOMSON HORSTMANN & BRYANT ("THB") and as required to be reported under THB'S Code.

Name of Broker, Bank or Other Custodian           Date Account Was Established
                Where
        Account Was Established


This report excludes any accounts established that holds Reportable Securities over which the undersigned Access Person has no direct or indirect influence or control.

I certify that this Quarterly Account Establishment Report is complete and accurate, and I understand that as an Access Person of THB, I must complete this Quarterly Account Establishment Report and submit it to the THB Chief Compliance Officer on a quarterly basis.

______________________________
Signature

______________________________
Date